UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2015

STANDEX INTERNATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-7233	31-0596149
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

11 Keewaydin Drive, Salem, New Hampshire	03079
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (603) 893-9701

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

*	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

*	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

*	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

*	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Standex International Corporation

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.03 – Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On January 30, 2015, the Board of Directors of Standex International Corporation (the “Company”) approved amendments to the Company’s By-Laws as follows:

•

Article II, Section 10 (a) (“Notice of Stockholder Business at Annual Meeting”) of the By-Laws was amended to correct a cross reference typographical error that should have been to Article III, Section 4 of the By-Laws and not Article III, Section 3.  In addition, Article II, Section 10 (b) was amended to require a stockholder to disclose, among other things, arrangements, agreements or understandings including derivative positions held by the stockholder or any of its affiliates or associates.

•

Article III, Section 4(b) (“Nomination of Directors”) of the By-Laws was amended to require a stockholder to disclose, among other things, arrangements, agreements or understandings including derivative positions held by the stockholder or any of its affiliates or associates.

•

Minor, non-substantive amendments were also made to correct formatting errors that occurred when the word version of the document was upgraded.

The preceding is qualified in its entirety by reference to the Company’s amended and restated By-Laws, which are attached hereto as Exhibit 3.1 and are incorporated herein by reference.

 SECTION  9 -  FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(c)

Exhibits – The following exhibit is provided as part of the information furnished under Item 5.03 of this Current Report on Form 8-K.

Exhibit No.

Description

3.1

Standex International Corporation By-Laws, as amended on January 30, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STANDEX INTERNATIONAL CORPORATION

(Registrant)

 /s/ Thomas DeByle

Thomas DeByle Chief Financial Officer

Date: February 4, 2015

Signing on behalf of the registrant and as principal financial officer